UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: April 12, 2013

(Date of earliest event reported)

UNIVERSAL HOSPITAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-20086

Delaware	41-0760940
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6625 West 78th Street, Suite 300

Minneapolis, Minnesota 55439

(Address of principal executive offices, including zip code)

952-893-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On April 12, 2013, James B. Pekarek was appointed to serve as Executive Vice President and Chief Financial Officer of Universal Hospital Services, Inc. (the “Company”), effective April 29, 2013.  As Executive Vice President and Chief Financial Officer, Mr. Pekarek will be responsible for all of the Company’s financial and accounting functions, and will report to the Company’s Chairman and CEO, Gary Blackford.  Mr. Pekarek will be assuming the Executive Vice President and Chief Financial Officer role from Rex T. Clevenger, who announced his intended retirement on October 5, 2012 and agreed to continue on with the Company until a new Chief Financial Officer was hired.  Mr. Clevenger will continue his employment with the Company to assist with Mr. Pekarek’s transition through May 31, 2013 on the terms disclosed in Mr. Clevenger’s amended Transition Agreement.

Mr. Pekarek is 44 years old.  Prior to joining the Company, Mr. Pekarek was the Chief Financial Officer for Cornerstone Brands since 2005.  Cornerstone Brands, which is a leading home and apparel lifestyle retailer, is a division of HSN, Inc., an interactive multichannel retailer.  Before that, Mr. Pekarek held executive level finance positions with The Spiegel Group, Montgomery Wards, Inc. and Outboard Marine Corporation.  Mr. Pekarek has a Masters of Business Administration degree from Northwestern University and a Bachelor of Science in Accounting from Indiana University.  There are no arrangements or understandings between Mr. Pekarek and any other persons pursuant to which Mr. Pekarek was selected as Chief Financial Officer.  Mr. Pekarek does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a party in which the amount involved exceeds $120,000, nor has Mr. Pekarek had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.

The material terms of Mr. Pekarek’s compensation arrangement with the company include a base salary of $385,000 per year, an annual performance-based incentive award targeted at 70% of Mr. Pekarek’s base salary, and such health, life, disability and other benefits as are generally made available by the Company to its executive employees.  In addition, the Company has recommended to the Company’s compensation committee that Mr. Pekarek be awarded options to purchase stock of the Company’s parent, UHS Holdco, Inc. at a level commensurate to the Company’s other executive employees.  The purchase price of such stock options will be equal to the stock’s fair market value at the date of the grant, and the options will vest over a six-year period with one-sixth vesting on December 31 of each year of the six-year period, subject to Mr. Pekarek’s continuing employment with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Universal Hospital Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2013	UNIVERSAL HOSPITAL SERVICES, INC.

	By:	/s/ Gary D. Blackford
Gary D. Blackford
Chairman and Chief Executive Officer